UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2015

KBS LEGACY PARTNERS APARTMENT REIT, INC.
(Exact Name of Registrant as Specified in Its Charter)
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Maryland	000-54673	27-0668930
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

800 Newport Center Drive, Suite 700
Newport Beach, California 92660
(Address of principal executive offices)

Registrant's telephone number, including area code: (949) 417-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
Millennium Apartment Homes Property Management Agreement
On June 7, 2013, KBS Legacy Partners Apartment REIT, Inc. (the “Company”), through an indirect wholly owned subsidiary, KBS Legacy Partners Millennium LLC (the “Owner”), purchased a 305-unit apartment complex located in Greenville, South Carolina (“Millennium Apartment Homes”) from an unaffiliated seller.
On May 27, 2015 (the “Effective Date”), the Owner entered into a property management agreement (the “Property Management Agreement”) with Legacy Partners Residential, Inc. (“LPR”), an affiliate of the Company’s sub-advisor, pursuant to which LPR will provide, among other services, general property management services, including bookkeeping and accounting services, construction management services and budgeting and business plans with respect to Millennium Apartment Homes. Under the Property Management Agreement, the Owner will pay LPR: (i) a monthly fee (the “Management Fee Percentage”) in an amount equal to the greater of (a) 3.0% of Millennium Apartment Homes’ Gross Monthly Collections (as defined in the Property Management Agreement) or (b) $4,000, (ii) a construction supervision fee equal to a percentage of constructions costs for certain major repairs or improvements to Millennium Apartment Homes overseen by LPR, (iii) a leasing commission at a rate to be agreed upon between the Owner and LPR for retail leases executed that were procured or obtained by LPR and (iv) certain reimbursements if included in an approved capital budget. Unless otherwise provided for in an approved operating budget, LPR will be responsible for all expenses that it incurs in rendering services pursuant to the Property Management Agreement. The Property Management Agreement has an initial term of one year and will continue thereafter on a month-to-month basis unless either party gives 30 days’ prior written notice of its desire to terminate the Property Management Agreement. Notwithstanding the foregoing, the Owner may terminate the Property Management Agreement at any time without cause upon 30 days’ prior written notice to LPR. The Owner may also terminate the Property Management Agreement with cause immediately upon notice to LPR and the expiration of any applicable cure period. LPR may terminate the Property Management Agreement at any time without cause upon 60 days’ prior written notice to the Owner. LPR may terminate the Property Management Agreement for cause if the Owner commits any material default under the Property Management Agreement and the default continues for a period of 30 days after notice from LPR to the Owner.
Millennium Apartment Homes was previously managed by a third-party property management company pursuant to the terms of a property management agreement (the “Prior Management Agreement”). In addition, the Company, through the Owner, had entered into a Property Management - Account Services Agreement (the “Services Agreement”) with Legacy Partners Residential L.P., an affiliate of the Company’s sub-advisor (“LPRLP”), pursuant to which LPRLP provided certain account maintenance and bookkeeping services related to Millennium Apartment Homes. The termination of services under the Prior Management Agreement and the Services Agreement were negotiated to coincide with the Effective Date of the Property Management Agreement. The Management Fee Percentage and any other fees and reimbursements payable to LPR by the Owner under the Property Management Agreement are approximately equal to the applicable percentage and other fees and reimbursements payable to the prior third-party management company and LPRLP by the Owner under the now-terminated Prior Management Agreement and Services Agreement.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KBS LEGACY PARTNERS APARTMENT REIT, INC.

Dated: June 2, 2015	BY:	/s/ David E. Snyder
David E. Snyder
Chief Financial Officer, Treasurer and Secretary